 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-292852
SUBJECT TO COMPLETION, DATED JANUARY 21, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 21, 2026)
$85,000,000
Common Stock

We are offering $85.0 million of shares of our common stock.
Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “AXGN.” The last reported sale price of our common stock on the Nasdaq Capital Market on January 20, 2026 was $31.87 per share.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page
S-10 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before deciding to
The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.
invest in our common stock.

	Per Share	Total
Public offering price .....................................................................................	$	$
Underwriting discounts and commissions(1) ................................................	$	$
Proceeds, before expenses, to us ..................................................................	$	$
__________________
(1)See “Underwriting” beginning on page S-29 for additional information regarding underwriter compensation.
We have granted the underwriters an option for a period of 30 days to purchase up to an additional $12.75 million of shares of our common stock at the public offering price set forth above, less underwriting discounts and commissions.
The underwriters expect to deliver the shares against payment in New York, New York on or about January          , 2026.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	Mizuho

Canaccord Genuity	Raymond James

January       , 2026
S-i

Prospectus Supplement	Page
About This Prospectus Supplement ..................................................................................................................	S-1
Market, Industry, and Other Data .....................................................................................................................	S-2
Prospectus Supplement Summary .....................................................................................................................	S-3
Risk Factors ......................................................................................................................................................	S-10
Cautionary Note Regarding Forward-Looking Statements ..............................................................................	S-17
Use of Proceeds .................................................................................................................................................	S-18
Dividend Policy ................................................................................................................................................	S-19
Capitalization ....................................................................................................................................................	S-20
Dilution .............................................................................................................................................................	S-22
Material U.S. Federal Income Tax Consequences for Non-U.S. Holders of Our Common Stock ...................	S-24
Underwriting .....................................................................................................................................................	S-29
Legal Matters ....................................................................................................................................................	S-37
Experts ..............................................................................................................................................................	S-37
Where You Can Find Additional Information ..................................................................................................	S-37
Incorporation by Reference ...............................................................................................................................	S-38

Prospectus	Page
About this Prospectus .......................................................................................................................................	1
Cautionary Note Regarding Forward-Looking Statements ..............................................................................	2
The Company ....................................................................................................................................................	3
Risk Factors ......................................................................................................................................................	5
Use of Proceeds .................................................................................................................................................	6
Description of Capital Stock .............................................................................................................................	7
Description of Debt Securities ..........................................................................................................................	10
Description of Warrants ....................................................................................................................................	18
Global Securities ...............................................................................................................................................	20
Plan of Distribution ...........................................................................................................................................	23
Legal Matters ....................................................................................................................................................	26
Experts ..............................................................................................................................................................	26
Where You Can Find Additional Information ..................................................................................................	26
Incorporation by Reference ...............................................................................................................................	27

ABOUT THIS PROSPECTUS SUPPLEMENT
 We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus; and (2) the accompanying prospectus covering the sale of shares of common stock by us. The accompanying prospectus provides general information, some of which may not apply to this offering. The accompanying prospectus is part of a registration statement on Form S-3 (File
No. 333-292852 that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of
1933, as amended (the “Securities Act”), utilizing an automatic “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.
Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement;
provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we, nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. Before you invest in our securities, you should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.
We and the underwriters are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
The Axogen design logo and the Axogen mark appearing in this prospectus supplement are the property of
Axogen, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. In certain cases, we have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement.
Unless the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” or the
“Company” refer to Axogen, Inc. and its wholly owned subsidiaries, Axogen Corporation, Axogen Processing
Corporation, Axogen Europe GmbH and Axogen Germany GmbH.

MARKET, INDUSTRY AND OTHER DATA
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain estimates, projections, and other information concerning our industry, and our business, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision.
Before you decide to invest in our common stock, you should carefully read the entire prospectus supplement and the accompanying prospectus and any related free writing prospectus, including the section titled “Risk Factors”
contained in this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Overview
We are the leading company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries. We provide innovative, clinically proven, and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Our platform for peripheral nerve repair features a comprehensive portfolio of products, including:
•Avance® (acellular nerve allograft-arwx), an acellular nerve scaffold for the treatment of adult and pediatric patients aged one month or older with sensory, mixed and motor peripheral nerve discontinuities
(“Avance”);
•Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site (“Avance Nerve
Graft” and together with Avance, the “Avance Products”);
•Axoguard Nerve Connector®, a porcine (pig) submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed peripheral nerves (“Axoguard Nerve Connector”);
•Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while minimizing soft tissue attachments
(“Axoguard Nerve Protector”);
•Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries (“Axoguard HA+ Nerve Protector”);
•Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma (“Axoguard Nerve Cap”); and
•Avive+ Soft Tissue Matrix™, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue healing (“Avive+ Soft Tissue Matrix”).
On June 24, 2024, we announced the launch of Avive+ Soft Tissue Matrix. Avive+ Soft Tissue Matrix is
processed and distributed in accordance with U.S. Food and Drug Administration (“FDA”) requirements for Human
Cellular and Tissue-based Products (“HCT/P”) under the Code of Federal Regulations (“CFR”) Title 21 (“21 CFR”)
Part 1271 regulations and U.S. PHS regulations as a Section 361 human tissue product. Products regulated solely under Section 361 of the Public Health Service Act (“PHS Act”) are a product category under close scrutiny by the
FDA for compliance with the regulatory requirements and are potentially subject to regulatory change in the future.
On December 3, 2025, the FDA approved our Biologics License Application for Avance (“BLA”). In alignment with prior agreements with the FDA, we will transition Avance Products from a human tissue product under Section
361 of the PHS Act (“361 HCT/P”) to a licensed biologic product under Section 351 of the PHS Act. Products that began manufacturing prior to the BLA approval will continue to be distributed as a 361 HCT/P under 21 CFR Part
1271 requirements. Per our agreed upon transition plan with the FDA, this product may remain in the supply chain until its labeled expiration date. Production of Avance under BLA standards began following BLA approval.
Our portfolio of products is currently available in the United States, Canada, Germany, the United Kingdom,
Spain and several other countries.
Revenue from the distribution of our Avance Nerve Graft, Axoguard Nerve Connector, Axoguard Nerve
Protector, Axoguard HA+ Nerve Protector, Axoguard Nerve Cap and Avive+ Soft Tissue Matrix in the U.S. is the
main contributor to our total reported sales and have been the key component of our growth to date.
Nerves can be damaged in several ways. When a nerve is cut due to a traumatic injury or inadvertently during a surgical procedure, functionality of the nerve may be compromised, causing the nerve to no longer carry the signals to and from the brain to the muscles and skin, thereby reducing or eliminating functionality. The loss of function can impact a person’s ability to work and perform daily tasks, to properly be aware and respond to their environment
(e.g., heat, cold or other dangers), and could negatively impact their ability to experience and enjoy life.
Nerve damage or transection of the type described above generally requires a surgical repair. Traditionally, the standard has been to either suture the nerve ends together directly without tension or to bridge the gap between the nerve ends with a less important nerve surgically removed from elsewhere in the patient’s own body, referred to as a nerve autograft. More recently, synthetic or collagen conduits have been used for the repair of short gaps. Nerves that are not repaired or heal abnormally may result in a permanent loss of motor and/or sensory function.
Additionally, abnormal healing can form a neuroma that may send altered signals to the brain resulting in the sensation of pain. This abnormal section of the nerve can, under certain circumstances, be surgically removed and the nerve can be managed by capping, burying, or surgically repairing the nerve.
In addition, compression on a nerve, blunt force trauma or other physical irritations to a nerve can cause nerve damage that may alter the signal conduction of the nerve, resulting in pain, and may, in some instances, require surgical intervention to address the resulting nerve compression. Finally, when a patient undergoes a mastectomy due to breast cancer or prophylactically due to a genetic predisposition for breast cancer, the nerves are cut to allow the removal of the breast tissue. This can result in a loss of sensation, the potential risk of a symptomatic neuroma, and could negatively impact the patient’s quality of life. When a patient chooses a breast reconstruction after a mastectomy, sensation and quality of life can, in certain cases, be returned through surgical nerve repair.
To improve the options available for the surgical repair and regeneration of peripheral nerves, we have developed and licensed regenerative medicine technologies. Our innovative approach to regenerative medicine has resulted in first-in-class products that we believe are redefining the peripheral nerve repair market. Our products are used by surgeons during surgical interventions to repair a wide variety of physical nerve damage throughout the body, which can range from a simple laceration of a finger to a complex brachial plexus injury (an injury to the network of nerves that control the movement and sensation of the shoulder, arm, and hand) as well as nerve injuries caused by dental, orthopedic, and other surgical procedures.
Peripheral Nerve Regeneration Market Overview
Peripheral nerve injury (“PNI”) through damage or transection is a major source of physical disability impairing the ability to move muscles or to feel normal sensations. Patients suffer traumatic bodily injuries every day that may result in damage or transection to peripheral nerves severe enough to require surgical treatment. We break our total addressable market into four categories: (i) extremities, (ii) oral maxillofacial and head and neck, (iii) breast, and
(iv) urology, which we refer to collectively as the Total Addressable Market (“TAM”).

We previously estimated that U.S. PNI has a potential TAM for our current product portfolio and believe it is presently at least $5.6 billion. Estimating the TAM for nerve repair is challenging as there is not a simple data source for the incidence of peripheral nerve issues. This is further complicated by the fact that nerves can be injured through a variety of traumatic and surgical injuries and can impact a patient from head to toe. In addition, we believe nerves are often one of many structures injured in a trauma (e.g., amputation) or in surgery and the incidence of these nerve injuries are often not coded or tracked. Quantifying the procedures involving nerve repair may also be challenging. While selected trauma and surgical procedures are dedicated to the repair of nerves, most of the incidence of nerve repair is a step in a larger trauma or surgical procedure. Current Procedural Terminology (“CPT”)
codes exist for surgeons to code for nerve repair; however, we believe the data substantially underestimates the total number of nerves repaired. Physicians are encouraged to document all steps of procedures, but open trauma often involves many surgical steps, and CPT codes may be inclusive of each other or may not be documented or reported in billing records. As a result, we believe CPT coding underrepresents the total number of nerve repairs performed in trauma. Because we believe CPT claims are not fully representative of the true volumes of nerve repair surgery, we follow an “empirical” methodology to estimate the TAM – using published clinical literature and procedure databases to make what we believe are the most objective assumptions.
Extremities
The extremities business is comprised of traumatic nerve injuries and chronic nerve injuries. The traumatic nerve injuries portion of the TAM encompasses traumatic PNI throughout the body, with approximately 95% of injuries affecting upper and lower extremity nerves. We previously estimated the trauma portion of the TAM and presently believe it is at least $2.9 billion annually based upon epidemiological studies regarding the general number of trauma patients, clinical literature review reporting PNI incidence, and physician interviews. We have estimated the portion of these nerve repair procedures due to trauma that would require gap repair, primary repair and/or nerve protection and applied, as we believed was appropriate in each procedure segment, the number of units and average sales price of Avance Products and the average market price for nerve connectors and nerve protectors to determine the probable TAM.
Oral Maxillofacial and Head and Neck
We previously estimated the oral maxillofacial portion of the TAM and presently believe it is at least $1.2 billion annually, based upon research indicating that approximately 54,000 PNI occur in the U.S. each year related to third molar surgeries, anesthetic injections, dental implants, orthognathic surgery, and mandibular resection procedures. We have applied the average sales price of the Avance Products, Axoguard Nerve Connector, and
Axoguard Nerve Protector that address such PNI to derive the oral maxillofacial portion of the estimated TAM.
In head and neck, we are focused on addressing nerve injuries in parotidectomy, thyroidectomy and radical neck dissections, which we believe presently represent a significant opportunity with more than 200,000 procedures performed annually, highly concentrated in large academic hospital centers.
Breast
We previously estimated the breast portion of the TAM based on autologous flap reconstructions (i.e. DIEP flaps) and presently believe it is at least $417 million annually. In 2023, we launched Resensation® to implant-based procedures with neurotization of the nipple area complex. We estimate that there is an additional 10-15% of the breast reconstructions done with implants that can also be neurotized which adds at least $260 million to increase the estimated TAM to at least $677 million annually. Currently, when a patient undergoes autologous or implant-based breast reconstruction after a mastectomy, the patient receives the shape of a natural breast, but often times experiences little to no return of sensory feeling. In certain cases, sensation can be returned to the breast area with the use of our products through an innovative surgical technique called Resensation. We believe that the ideal breast reconstruction should restore breast size, shape, symmetry, and softness, as well as sensation, without the potential risks and comorbidity associated with autograft. We believe the Resensation technique incorporates a patient’s desire for the opportunity to return sensation to their breasts with a reproducible and efficient surgical approach for reconstructive plastic surgery.

Urology
Prostate cancer is the second most common cancer in the U.S. with 1 in 8 men diagnosed over their lifetime.
Robotic assisted radical prostatectomy, which involves the surgical removal of the prostate gland, is the most common surgical treatment. Despite its efficacy in cancer control and development of nerve sparing techniques, the procedure often leads to problematic side effects, due to nerve injury to the cavernous nerve. Our nerve repair portfolio can be used to reconstruct the transected cavernous nerve as well as provide nerve protection in nerve sparing radical prostatectomies. We currently estimate the TAM is at least $754.0 million or 110,000 procedures. To derive the estimated TAM we multiplied the average market sales price of our portfolio products used in the procedure by the number of estimated procedures
Although distribution and sales of products in the extremities, oral maxillofacial and head and neck, breast and urology portions of the TAM constitute our primary revenue sources today, multiple market expansion opportunities in other clinical applications could offer us expanded revenue opportunities.
Recent Developments
Preliminary Unaudited Three Months and Full-Year 2025 Financial Information
While we have not finalized our financial results for the three months and year ended December 31, 2025, we expect to report the following preliminary unaudited financial information:
•Revenue for the three months ended December 31, 2025 is expected to be approximately $59.9 million, representing an increase of approximately 21.3% compared to the three months ended December 31, 2024.
•Revenue for the year ended December 31, 2025 is expected to be approximately $225.2 million, representing an increase of approximately 20.2% compared to the year ended December 31, 2024.
•Gross margin for the three months and year ended December 31, 2025 is expected to be above 74%. Gross margin is expected to reflect one-time costs of approximately $1.9 million, or approximately 3% and 1%
for the three months and year ended December 31, 2024, respectively, related to the approval of the BLA for Avance by the FDA. It is also expected that approximately 67% of such one-time costs are non-cash and relate to the vesting of certain stock compensation awards containing FDA approval milestones.
•We expect that our balance of cash, cash equivalents, restricted cash and investments was approximately
$45.5 million as of December 31, 2025, representing an increase of approximately $6.0 million compared to the balance as of December 31, 2024.
The preliminary unaudited financial information set forth above is based on management’s initial analysis of operations for the three months and year ended December 31, 2025, and are subject to completion of our financial closing procedures and audit. Actual results may differ materially from these preliminary estimates. Neither our independent accountants, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the preliminary fourth quarter/year-end financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the preliminary fourth quarter/year-end financial information.
Biologics License Application Approval
On December 3, 2025, the FDA approved the BLA for Avance as an acellular nerve scaffold for the treatment of adult and pediatric patients aged 1 month or older with sensory nerve discontinuity (≤25 mm). The FDA granted accelerated approval to Avance for the treatment of sensory nerve discontinuity (>25 mm) and mixed and motor nerve discontinuity based on extrapolation of the sensory results from our completed RECON study entitled “A
Multicenter, Prospective, Randomized, Patient and Evaluator Blinded Comparative Study of Nerve Cuffs and
Avance Nerve Graft Evaluating Recovery Outcomes for the Repair of Nerve Discontinuities.” Continued approval for indications of sensory nerve discontinuities (>25 mm) and for mixed and motor nerve discontinuities depends on verification and description of clinical benefit in confirmatory studies. The FDA requires a post-marketing requirement study with a final protocol due February 5, 2026, study completion by December 5, 2030, and a final report due June 5, 2031, as well as progress reports every 180 days, beginning on May 31, 2026. Under this post-
marketing requirement, we will conduct a study comparing Avance to nerve autograft.
Commercial availability of Avance is expected early in the second quarter of 2026. In the meantime, Avance remains available under the current tissue framework.
Expected Payoff of Oberland Credit Facility
We entered into a Term Loan Agreement, dated June 30, 2020 (as amended from time to time, the “Credit
Facility”), with Oberland Capital and its affiliates, TPC Investments II LP and Argo LLC (collectively, the
“Lender”). We entered into a payoff letter with the Lender on January 20, 2026 (the “Payoff Letter”).  Pursuant to
the Payoff Letter, the final payoff amount (the payment of which the parties acknowledge and agree, for the avoidance of doubt, shall result in the termination of all obligations under the Credit Facility) is approximately $69.7 million, so long as the payoff date is on or before February 15, 2026. Upon payment of the payoff amount and satisfaction of the other conditions specified in the Payoff Letter, all obligations under the Credit Facility will be paid in full, all liens and security interests securing such obligations will be released, and the Credit Facility and related loan documents will terminate, subject to certain customary surviving provisions.
We currently intend to use a significant portion of the net proceeds from this offering for the early payoff and termination of the Credit Facility. The actual amount of proceeds used for this purpose and the timing of such repayment will depend on a number of factors, including the completion and closing of this offering and the satisfaction of the conditions to repayment under the Payoff Letter. For a more complete description of our intended use of proceeds from this offering, see the section titled “Use of Proceeds.”
Corporate Information
Axogen, Inc. was incorporated under the laws of the State of Minnesota in 1977. Our principal offices are located at 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615. Our telephone number is (386) 462-6800.
We have four wholly owned subsidiaries, Axogen Corporation, a Delaware corporation, Axogen Processing
Corporation, a Delaware corporation, Axogen Germany GmbH, a German corporation, and Axogen Europe GmbH, a limited liability corporation with its corporate seat in Vienna, Austria. Our web address is www.axogeninc.com.
Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement or any accompanying prospectus. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us .......................	$85,000,000 of shares.

Option to purchase additional shares from us ..............................................................	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $12,750,000 of shares of our common stock.

Common stock to be outstanding immediately after this offering .................	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds ............................................
We estimate that the net proceeds to us from this offering will be
approximately $          million, or approximately $          million if the
underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We currently expect to use a significant portion of the net proceeds from this offering to fund the repayment of the Credit Facility. The final repayment amount (the payment of which the parties
acknowledge and agree, for the avoidance of doubt, shall result in the termination of all obligations under the Credit Facility) is expected to be approximately $69.7 million. The actual amount of proceeds used for this purpose and the timing of such repayment will depend on a number of factors, including the completion and closing of this offering and the satisfaction of the conditions to repayment under the
Payoff Letter.
Any proceeds from this offering in excess of amounts used to repay the Credit Facility, if any, will be used for general corporate purposes, including working capital and capital expenditures. For a more complete description of our intended use of proceeds from this offering, see the section titled “Use of Proceeds.”

Risk factors ..................................................
You should read the section titled “Risk Factors” beginning on page
S-10 of this prospectus supplement and the “Risk Factors” sections contained in the accompanying prospectus and in the documents incorporated by reference herein and therein, including the risk factors contained in the “Risk Factors” section of our most recent
Annual Report on Form 10-K for the fiscal year ended December 31,
2024, for a discussion of some of the risks and uncertainties that you should carefully consider before deciding to invest in our common stock.

Nasdaq trading symbol ................................	“AXGN.”
Except as otherwise stated in this prospectus supplement, the number of shares of our common stock to be outstanding immediately after this offering is based on 46,117,283 shares of common stock outstanding as of
September 30, 2025, and excludes:
•2,682,410 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of September 30, 2025, with a weighted-average exercise price of $10.91 per share;
•5,447,592 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”)
outstanding as of September 30, 2025, including 3,052,331 shares issuable upon vesting of performance-
based RSUs assuming achievement of 100% of targets;
•56,865 shares of common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to September 30, 2025;

•4,830,207 shares of our common stock reserved for future issuance under our 2019 Amended and Restated
Long-Term Incentive Plan (the “2019 Plan”) as of September 30, 2025;
•316,956 shares of common stock reserved for future issuance under our 2017 Employee Stock Purchase
Plan (“2017 ESPP”) as of September 30, 2025; and
•51,933 shares of common stock issued under our 2017 ESPP subsequent to September 30, 2025.
Except as otherwise indicated, all information in this prospectus supplement assumes:
•no exercise or settlement of outstanding options or outstanding RSUs referred to above; and
•no exercise of the underwriters’ option to purchase additional shares of our common stock from us.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus supplement and the other information included and incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors contained in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our subsequent Quarterly Reports on Form 10-Q, which are hereby specifically incorporated by reference, before deciding to invest in our securities. You should read the risk factors in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in their entirety, except to the extent that any such risk factors are modified or superseded by the risks described below. If any of such risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below or incorporated by reference are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.
Risks Related to This Offering
Our common stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in our common stock.
Our common stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, variations between our actual and anticipated financial results, changes in expectations regarding our growth prospects, revenue, or profitability, fluctuations in procedure volumes or demand for our nerve repair and regeneration solutions, the timing and outcomes of clinical studies or post-market data, regulatory developments or actions related to our products, including those by the U.S. Food and Drug Administration or other regulatory authorities, changes in reimbursement coverage or payment levels by third-party payors, health reform measures, supply chain disruptions, or uncertainty about current global economic conditions. For these reasons, among others, the price of our common stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.
Future sales or issuances of our common stock, or the perception of such sales, may adversely affect our common stock price.
Sales of our common stock or other securities in the public or private market, or the perception that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our certificate of incorporation, we are authorized to issue up to 100,000,000 shares of common stock. We may sell large quantities of our common stock at any time pursuant to one or more separate offerings in the future. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future sales and issuances of our common stock and other securities would have on the market price of our common stock.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management has broad discretion in the application of the net proceeds from this offering, including for working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. Although we currently expect to use a substantial portion of the net proceeds from this offering to repay in full amounts outstanding under our Credit Facility, such use is subject to a number of conditions, including the completion and closing of this offering and the satisfaction of the conditions set forth in the
Payoff Letter. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, including whether and when the repayment of the Credit Facility occurs, their ultimate use may vary substantially from their currently intended use. For additional details, see the section titled “Use of Proceeds.”

The failure by our management to apply these net proceeds effectively could harm our business. If we are unable to complete the repayment of the Credit Facility as currently contemplated, we will continue to be subject to the restrictions, liens and obligations under the Credit Facility, which may adversely affect our business, financial condition and operating results. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value, which may negatively impact the market price of our common stock.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution.
The public offering price is substantially higher than the net tangible book value per share of our common stock of $2.48 per share as of September 30, 2025. Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities.
This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering, and any previous exercise of stock options granted to our service providers. To the extent outstanding options are exercised, RSUs or performance share awards vest and settle or we raise any additional capital you will incur further dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive less than the purchase price paid in this offering, if anything, in the event of our liquidation. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
We do not currently intend to pay dividends on our common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.
We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. We do not intend to declare or pay any cash dividends on our capital stock in the foreseeable future. As a result, any investment return on our common stock will depend upon increases in the value of our common stock, which is not certain. There is no guarantee that our common stock will appreciate or even maintain the price at which investors have purchased it.
Risks Related to the Regulatory Environment in Which We Operate
We obtained regulatory approval for certain uses of Avance through the FDA’s accelerated approval pathway and traditional approval will be contingent on successful completion of a confirmatory post-approval trial. Failure to successfully complete our confirmatory post-approval trial or obtain traditional approval would have a material adverse effect on our business.
Although the FDA granted traditional approval to Avance as an acellular nerve scaffold for the treatment of adult and pediatric patients aged 1 month or older with sensory nerve discontinuity (≤25 mm), the FDA granted accelerated approval to Avance for the treatment of sensory nerve discontinuity (>25 mm) and mixed and motor nerve discontinuity. For products granted accelerated approval, sponsors are required to verify and describe the product’s anticipated clinical benefit generally in the form of confirmatory trials. These confirmatory trials must be completed with due diligence and, pursuant to the Food and Drug Omnibus Reform Act (“FDORA”), the FDA is
authorized to require a post-approval trial to be underway prior to approval or within a specified time period following approval. FDORA also requires the FDA to specify conditions of any required post-approval trial and requires sponsors to submit progress reports for required post-approval studies and any conditions required by the
FDA. FDORA enables the FDA to initiate enforcement action for the failure to conduct with due diligence a required post-approval trial, including a failure to meet any required conditions, which may include enrollment targets, the study protocol and study milestones, specified by the FDA, or to submit timely reports. Failure to conduct our required post-approval confirmatory trial with due diligence, to meet the timelines and conditions agreed to by FDA for the completion of the confirmatory trial, or to verify and describe the anticipated clinical benefit of Avance during our post-approval confirmatory trial would allow the FDA to withdraw approval on an expedited basis as to the portions of the indication providing for use of Avance to treat sensory nerve discontinuity
(>25 mm), mixed and motor nerve discontinuity, or both, which would have a material adverse effect on our business.

In addition, all promotional materials for products approved under the accelerated approval pathway are subject to prior review by the FDA. If the FDA were to object to our promotional pieces, we may be required to revise our materials, or be subject to untitled or warning letters.
If the FDA were to withdraw or suspend our BLA approval, narrow the approved indication, or otherwise limit the use of our Avance Products, our revenues would be significantly impacted and thus would have a material adverse effect on us.
The FDA approved the BLA for Avance to treat sensory nerve discontinuity (≤25 mm) on December 3, 2025.
Following approval, Avance is subject to all post-approval regulatory requirements applicable to licensed biologics, including manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing clinical trials and submission of safety, efficacy and other post-approval information, including both federal and state requirements in the U.S. and requirements of comparable foreign regulatory authorities. If we fail to comply with any post-approval requirements, the FDA could take regulatory action, including issuing warning letter, imposing fines, mandating product recalls, restricting the approved indication, or withdrawing or suspending the BLA. Any such action would have a material adverse effect on our operations and financial viability.
Because approximately 60% of our total revenues are from sales of Avance Products, any narrowing of the approved indication, additional FDA-imposed restrictions, or other adverse action relating to the BLA could have a material negative impact on our revenues and our operations.
Manufacturers and manufacturers’ facilities are required to continuously comply with FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations and corresponding foreign regulatory manufacturing requirements. As such, we and our third-party suppliers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in our BLA. Any failure by us or our third-party suppliers to adhere to or document compliance with such regulatory requirements could lead to a delay or interruption in the availability of materials for the manufacture of Avance, among other consequences. For example, Avance is supplied by a single Axogen owned and operated manufacturing facility and our ability to continue manufacturing Avance at this facility under the terms of our BLA is dependent on the successful implementation of certain updates to our previous environmental monitoring program. The FDA requires sponsors to conduct environmental monitoring for biologics manufacturing to control microbial and particulate contamination and ensure product safety and efficacy. We have an ongoing
Environmental Monitoring Performance Qualification (EMPQ) study intended to demonstrate the adequacy of the updates to our environmental monitoring program to the FDA and that they have been successfully implemented.
We will need to demonstrate that our environmental monitoring program continues to be adequate post-licensure, and the FDA will verify the results of our EMPQ study during follow-up inspections of our facility. If we fail to properly qualify our environmental monitoring program or the FDA finds that the results of the EMPQ study require changes to our environmental monitoring program, we may be forced to implement additional monitoring procedures, obtain and qualify new equipment, or hire and train additional staff, and we may be forced to run a new
EMPQ study, any of which could impact our ability to manufacture product, which would have a material effect on our business.
If we or our third-party contractors fail to comply with the requirements of the FDA or other regulatory authorities or fail to comply with other post-approval commitments, it could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, clinical holds or termination of clinical trials, Form 483s, warning or untitled letters, regulatory communications warning the public about safety issues with a product, import or export refusals, license revocation, seizures, detentions, or recalls of product candidates or product, operating restrictions, criminal prosecutions or debarment, suits under the civil False
Claims Act, corporate integrity agreements, or consent decrees any of which could significantly and adversely affect supplies of Avance and our business, financial conditions and results of operations could be materially adversely affected.

Failure to obtain regulatory and pricing approvals in foreign jurisdictions after BLA approval for Avance or our other products could delay or prevent commercialization of our products abroad.
Distribution of our human tissue products outside the U.S. are subject to foreign regulatory requirements that vary from country to country. In the E.U., human tissue regulations, if applicable, differ from one E.U. member state to the next. Because of the absence of a fully harmonized regulatory framework and the proposed regulation for advanced therapy medicinal products in the E.U., as well as for other countries, the approval process for human derived cell or tissue based medical products may be extensive, lengthy, expensive, and unpredictable. Our products are subject to E.U. member states’ regulations that govern the donation, procurement, testing, coding, traceability, processing, preservation, storage, and distribution of human tissues and cells and cellular or tissue-based products.
In addition, some E.U. member states have their own tissue banking regulations. The inability to meet foreign regulatory requirements could materially affect our future growth and compliance with such requirements could place a significant financial burden on us. As a result of Brexit, we cannot be sure what changes could occur or what the cost of regulatory compliance with the U.K. would be. Accordingly, the cost of regulatory compliance for sales outside the U.S. can be significant and time consuming.
As a result of the product’s BLA approval, some foreign regulators may request updated notifications or documentation regarding Avance’s U.S. regulatory status and this may require a Certificate of Foreign Government which we would obtain from the FDA. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval, as well as obtaining Certificates of Foreign Government from the FDA, and additional risks associated with requirements particular to those foreign jurisdictions where we will seek regulatory approval of our products. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries. We and our collaborators may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market outside the U.S.
The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.
Finally, regulatory expectations in foreign jurisdictions are subject to constant change. There can be no assurance that we can meet the requirements of future regulations and guidance or that compliance with current regulations and guidance assures future capability to distribute and sell our products.
Failure to obtain regulatory or other approvals from certain states in which we operate after BLA approval for Avance could delay, hinder, or prevent commercialization of our products.
We are subject to regulations of state agencies which have statutes covering tissue banking. Regulations issued by Florida, New York, California, and Maryland, among other states, are particularly relevant to our business. Most states do not currently have tissue banking regulations. However, incidents of allograft related issues in the industry may stimulate the development of regulation in other states. It is possible that third parties may make allegations against us or against donor recovery groups or tissue banks about non-compliance with applicable FDA regulations or other relevant statutes or regulations. Allegations like these could cause regulators or other authorities to take investigative or other action or could cause negative publicity for our business and the industry in which we operate.
As a result of our BLA approval for Avance, we must obtain separate regulatory approvals and comply with numerous and varying state regulatory and licensing requirements. The approval procedures vary among states and can involve additional testing, supplying additional information, or filing state specific applications. The time required to obtain state approval may differ from that required to obtain FDA approval. The state approval processes may include all of the risks associated with obtaining FDA approval and additional risks associated with requirements particular to those states where we will seek approval to manufacture and/or distribute our products.
We may not obtain state approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by state authorities, and approval by one state authority does not ensure approval by authorities in other states. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

Finally, state regulatory expectations are subject to constant change. There can be no assurance that we can meet the requirements of future regulations and guidance or that compliance with current regulations and guidance assures future capability to distribute and sell our products.
BLA approval for Avance could result in different protocols for hospitals’ access to the product, as well as different coverage and reimbursement protocols, both of which may negatively affect surgeons’ access to, revenues derived from, and profitability of, Avance Products.
BLA approval for Avance could result in a different characterization of the product which could result in different protocols for hospital access to the product and coverage and reimbursement changes. We historically entered into contracts to sell and distribute our products to hospitals and surgical facilities for use in caring for patients with peripheral nerve damage or transection.  The BLA approval for Avance may require new processes for supplying our products to customers. While we have experience providing hospitals and surgical facilities with access to our products through existing processes, the BLA approval may require our Avance Products to be subject to new or additional protocols of hospitals and surgical facilities. If this occurs, the availability of Avance Products may be subject to new or differing review and approval processes that are increasingly impacted by pricing pressures and other cost-containment measures, each of which may adversely impact our ability to sell Avance
Products profitably. In addition, third party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the FDA-approved products for a particular indication. As a result, a different characterization of Avance after BLA approval may also result in different coverage and reimbursement protocols, which could reduce the amount of approved reimbursement for our products, deny coverage altogether, or impose new requirements to justify our prices. Any such result could reduce a surgeon’s access to Avance Products which would have an adverse impact on the revenues and profitability derived from Avance Products.
Clinical trials can be long and expensive, and results are ultimately uncertain.
The FDA’s approval of the BLA for Avance is conditioned on the completion of additional clinical or post-
marketing studies for sensory nerve discontinuities greater than 25 mm and for mixed and motor nerve discontinuities, and the FDA may determine that existing or future data do not adequately verify the clinical benefit of for sensory nerve discontinuities greater than 25 mm and for mixed and motor nerve discontinuities. Under this post-marketing requirement, the Company will conduct a study comparing Avance to nerve autograft, with a final protocol due February 5, 2026, study completion by December 5, 2030, and a final report due June 5, 2031, as well as progress reports every 180 days, beginning on May 31, 2026.
The results of pre-clinical studies do not necessarily predict future clinical trial results and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, the FDA may disagree with our interpretation of the data from our pre-clinical studies and clinical trials and may require us to conduct additional clinical trials, modify our labeling, or comply with new post-marketing commitments. If we fail to satisfy any post-
approval requirements, the FDA could restrict the approved indication, impose additional limitations on commercialization, or withdraw the approval entirely.
Even after approval, the FDA may determine that the totality of evidence does not continue to support the current labeling and could require changes that limit the approved indication, restrict marketing, or otherwise adversely affect commercialization of our Avance Products which could materially adversely affect our operations, financial condition, results of operations and prospects.
We rely on third parties to conduct our clinical trials, and they may not perform as contractually required or expected.
We rely on third parties, such as contract research organizations (“CROs”), medical institutions, clinical investigators, and contract laboratories to conduct our clinical trials and certain nonclinical studies. We and our
CROs are required to comply with all applicable regulations governing clinical research, including Good Clinical
Practices. The FDA enforces these regulations through periodic inspections of trial sponsors, principal investigators,
CROs and trial sites. If we or our CROs fail to comply with applicable FDA regulations, the data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our applications. We cannot be certain that, upon inspection, the FDA and similar foreign regulatory authorities will determine that our clinical trial complies or complied with clinical trial regulations, including GCP.
In addition, our clinical trial must be conducted with product produced under applicable GCP regulations. Failure to comply with the clinical trial regulations, including GCP, may require us to repeat clinical trials, which would delay the regulatory approval process. Further, if these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, need to be replaced, or the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our non-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we would not be able to obtain regulatory approval for our products on a timely basis, if at all, and our business, results of operations, financial condition, and prospects would be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.
Risks Related to Financing Our Business
Our Credit Facility and payment obligations under the Revenue Participation Agreement with Oberland
Capital contains operating and financial covenants that restrict our business and financing activities, require cash payments over an extended period of time, requires significant make-whole payments at termination and are subject to acceleration in specified circumstances, which may result in Oberland Capital taking possession and disposing of any collateral.
Our Credit Facility with Oberland Capital contains restrictions that limit our flexibility in operating our business. Under the terms of the Credit Facility, we must maintain, and cause our subsidiaries to maintain, certain covenants, including with respect to limitations on new indebtedness, restrictions on the payment of dividends and maintenance of revenue levels. Our Credit Facility is collateralized by all of our assets including, among other things, our intellectual property.
If we breach certain of our debt covenants and are unable to cure such breach, revert to the provided liquidity covenant or are not granted waivers in relation to such breach, it may constitute an event of default under the Credit
Facility, giving Oberland Capital the right to require us to repay the then-outstanding debt immediately. If we are unable to pay the outstanding debt immediately, Oberland Capital could, among other things, foreclose on the collateral granted to them to collateralize such indebtedness. A breach of the covenants contained in the Credit
Facility documents and the acceleration of its repayment obligations by Oberland Capital could have a material adverse effect on our business, financial condition, results of operations, and prospects.
In connection with the Credit Facility, we entered into a Revenue Participation Agreement (“RPA”) with
Oberland Capital. Pursuant to the RPA, we agreed to pay an additional quarterly royalty payment as a percentage of our net revenue, up to $70 million in any given fiscal year, subject to certain limitations set forth therein, during the period commencing on the later of (i) April 1, 2021 and (ii) the date of funding of a loan under the Credit Facility and ending on the date upon which all amounts owed under the Credit Facility have been paid in full. Payments commenced on September 30, 2021, with the royalty structure resulting in approximately 1.5% per year of additional payments on the outstanding principal amount of the loans. The terms of the Credit Facility contain significant make-whole payments upon termination of the facility.
The Credit Facility and RPA could have important negative consequences to the holders of our securities. For example, a portion of our cash flow from operations will be needed to make payments to Oberland Capital and will not be available to fund future operations. Additionally, we may have increased vulnerability to adverse general economic and industry conditions. Payment requirements under the Credit Facility and RPA will increase our cash outflows. Additionally, the Credit Facility and RPA contain complex provisions, which, if interpreted differently, could materially increase the amount of the payments due to Oberland Capital. Our future operating performance is subject to market conditions and business factors that are beyond our control. If our cash inflows and capital resources are insufficient to allow us to make required payments, we may have to reduce or delay capital expenditures, sell assets, or seek additional capital.
Although we currently expect to use a substantial portion of the net proceeds from this offering to repay amounts outstanding under our Credit Facility, such use is subject to a number of conditions, including the completion and closing of this offering and the satisfaction of the conditions set forth in the Payoff Letter. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, including whether and when the repayment of the Credit Facility occurs, their ultimate use may vary substantially from their currently intended use. If the net proceeds are not used to repay the Credit Facility, we will continue to be subject to the restrictions, liens and other obligations thereunder, including the operating and financial covenants and payment obligations described above, which could adversely affect our business, financial condition, results of operations, liquidity, and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents incorporated by reference into this prospectus supplement, and the accompanying prospectus contain forward-looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange
Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,”
“will,” “could,” “project,” “target,” “potential,” “continue” or the negative of such terms and similar expressions that do not relate solely to historical matters. We have based these forward-looking statements on our current expectations and projections about future events.
Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These statements are only predictions based on our current expectations and projections about future events and speak only as of the date of this prospectus supplement. We believe the expectations reflected in the forward-looking statements are reasonable, but we cannot guarantee future results, level of activity, performance or achievements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-
looking statements, including those factors discussed under the caption entitled “Risk Factors” in this prospectus supplement as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and documents we have filed with the SEC thereafter. We maintain a website at www.axogeninc.com that makes available, through a link to the SEC’s EDGAR system website, our SEC filings. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as part of this prospectus supplement.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or revised expectations, except as required by law.
You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein or therein by reference, and with the understanding that our actual future results may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from our sale of the shares of common stock in this offering will be
approximately $         million, or approximately $       million, if the underwriters’ option to purchase additional shares from us is exercised in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use a significant portion of the net proceeds from this offering for the early payoff and termination of our Credit Facility. Pursuant to the Payoff Letter, so long as the payoff date is on or before February
15, 2026, the final repayment amount (the payment of which the parties acknowledge and agree, for the avoidance of doubt, shall result in the termination of all obligations under the Credit Facility) is expected to be approximately
$69.7 million. Any proceeds from this offering in excess of amounts used to repay the Credit Facility, if any, will be used for general corporate purposes, including working capital and capital expenditures.
The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts and feedback from regulatory authorities. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds. Pending such uses, we plan to invest the net proceeds of this offering in short-term, investment grade, interest-bearing deposits or securities, such as direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have historically not paid dividends on our common stock. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time and may be limited by the terms of any financing and/or other agreements, including the Credit Facility, entered into by us or our subsidiaries from time to time and by requirements under the laws of our subsidiaries’
respective jurisdictions of incorporation to set aside a portion of their net income in each year to legal reserves.
The payment of any cash dividends will be within the discretion of our board of directors, and the board of directors will consider whether or not to institute a dividend policy. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our board of directors will declare any dividends in the foreseeable future.

CAPITALIZATION
The following table summarizes our unaudited capitalization as of September 30, 2025:
•on an actual basis; and
•on an as adjusted basis to reflect:
-receipt of approximately $      million in net proceeds from the sale and issuance by us of            shares
of common stock in this offering at the public offering price of $        per share, after deducting
estimated underwriting discounts and commissions and estimated offering expenses payable by us; and
-use of approximately $69.7 million from the net proceeds of this offering to repay all amounts under the Credit Facility pursuant to the Payoff Letter.
You should read the information in this table together with our consolidated financial statements and related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial
Condition and Results of Operations,” in our Quarterly Report on Form 10-Q for the quarterly period ended
September 30, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our periodic reports and other information, see the section titled “Where You
Can Find More Information” in this prospectus supplement.

(unaudited, in thousands)	Actual	As Adjusted
Cash and cash equivalents ...........................................................................	$23,902	$
Restricted Cash ............................................................................................	4,000	4,000
Investments ..................................................................................................	11,889	11,889
Total Liabilities ............................................................................................	95,595	45,565
Shareholders’ equity: ...................................................................................
Preferred stock, $0.01 par value per share; no shares authorized, no shares issued or outstanding actual and as adjusted .............................	$—	$—
Common stock, $0.01 par value per share; 100,000,000 shares authorized, 46,117,283 and issued and outstanding, actual and as adjusted, respectively ............................................................................	461
Additional paid-in capital .........................................................................	414,151
Accumulated deficit .................................................................................	(293,807)	(313,484)
Total shareholders’ equity ...........................................................................	$120,805	$
Total capitalization ......................................................................................	$216,400	$
The number of shares of common stock outstanding is based on 46,117,283 shares of common stock outstanding as of September 30, 2025, which excludes the following:
•2,682,410 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of September 30, 2025, with a weighted-average exercise price of $10.91 per share;
•5,447,592 shares of our common stock issuable upon the vesting of RSUs outstanding as of September 30,
2025, including 3,052,331 shares issuable upon vesting of performance-based RSUs assuming achievement of 100% of targets;
•56,865 shares of common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to September 30, 2025;
•4,830,207 shares of our common stock reserved for future issuance under the 2019 Plan as of September
30, 2025;

•316,956 shares of common stock reserved for future issuance under our 2017 Employee Stock Purchase
Plan as of September 30, 2025; and
•51,933 shares of common stock issued under our 2017 ESPP subsequent to September 30, 2025.

DILUTION
If you invest in our common stock, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock. Dilution in net tangible book value represents the difference between the price to public per share of our common stock and the as adjusted net tangible book value per share, as adjusted to give effect to this offering.
Net tangible book value represents our total tangible assets less total liabilities divided by the number of shares of common stock outstanding as of September 30, 2025. Our net tangible book value as of September 30, 2025 was
$114.4 million, or $2.48 per share, based on 46,117,283 shares of our common stock outstanding as of September
30, 2025. After giving effect to the sale and issuance of              shares of common stock in this offering at the public
offering price of $      per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and giving effect to the use of approximately $69.7 million from the net proceeds of this offering to repay all amounts under the Credit Facility pursuant to the Payoff Letter, our as adjusted
net tangible book value as of September 30, 2025 would have been approximately $       million, or $       per share.
This represents an immediate increase in net tangible book value of $       per share to existing shareholders and an
immediate dilution of $       per share to new investors purchasing common stock in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share .................................................		$
Net tangible book value per share as of September 30, 2025 ...........	$2.48
Increase in net tangible book value per share attributable to investors participating in the offering ...........................................	$
As adjusted net tangible book value per share, as adjusted to give effect to this offering ............................................................................		$
Dilution in as adjusted net tangible book value per share to investors participating in this offering .................................................................		$
If the underwriters exercise in full their option to purchase additional                shares of common stock from us
in this offering at the public offering price of $        per share, after deducting the underwriting discounts and
commissions and estimated offering expenses payable by us, and giving effect to the use of approximately $69.7 million from the net proceeds of this offering to repay all amounts under the Credit Facility pursuant to the Payoff
Letter, the as adjusted net tangible book value per share after the offering would be $       per share, the increase in
the net tangible book value per share to existing shareholders would be $       per share, and the dilution to new
investors purchasing common stock in this offering would be $       per share.
The number of shares of common stock outstanding is based on 46,117,283 shares of common stock outstanding as of September 30, 2025, which excludes the following:
•2,682,410 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of September 30, 2025, with a weighted-average exercise price of $10.91 per share;
•5,447,592 shares of our common stock issuable upon the vesting of RSUs outstanding as of September 30,
2025, including 3,052,331 shares issuable upon vesting of performance-based RSUs assuming achievement of 100% of targets;
•56,865 shares of common stock issuable upon the vesting and settlement of RSUs granted subsequent to
September 30, 2025;
•4,830,207 shares of our common stock reserved for future issuance under the 2019 Plan as of September
30, 2025;
•316,956 shares of common stock reserved for future issuance under our 2017 ESPP as of September 30,
2025; and

•51,933 shares of common stock issued under our 2017 ESPP subsequent to September 30, 2025.
To the extent that outstanding options are exercised or outstanding RSUs vest and settle, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR
COMMON STOCK
The following is a summary of the material U.S. federal income tax considerations of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below) but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.
We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the
IRS or a court will agree with such statements and conclusions.
This summary addresses only non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, under U.S. federal gift and estate tax rules or under any applicable tax treaty. In addition, this discussion does not address any potential application of the Medicare contribution tax on net investment income or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;
•tax-exempt organizations or governmental organizations;
•pension plans and tax-qualified retirement plans;
•“qualified foreign pension funds” as defined in Section 897(i)(2) of the Code and entities all of the interests of which are held by qualified pension funds
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•brokers or dealers in securities or currencies;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);
•U.S. expatriates and certain other former citizens or long-term residents of the United States;
•partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;
•persons subject to the alternative minimum tax;
•persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b)
of the Code; or

•persons deemed to sell our common stock under the constructive sale provisions of the Code.
In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S.
federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner generally will depend on the status of the partner or beneficial owner, the activities of the partnership or other entity, and certain determinations made at the partner or beneficial owner level. A partner or beneficial owner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the purchase, ownership and disposition of our common stock through a partnership or other such entity, as applicable.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-
U.S. or other taxing jurisdiction or under any applicable income tax treaty.
Non-U.S. Holder Defined
For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor a partnership (including any entity or arrangement treated as a partnership). A “U.S. person” is any person that is for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), created in or organized under the laws of the United States, any state therein or the District of Columbia;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or
•a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.
Distributions
As described in “Dividend Policy,” we have never declared or paid any cash dividends on our capital stock, and we do not expect to pay any dividends in the foreseeable future. However, if we do make distributions on our common stock (other than certain distributions of our common stock), those distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital, which will first reduce your adjusted tax basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of stock as described below under
“- Gain on Sale or Other Taxable Disposition of Our Common Stock.”
Subject to the discussion below on effectively connected income and in “- Backup Withholding and Information
Reporting” and “- Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, you must provide the applicable withholding agent with a properly executed IRS Form
W-8BEN or W-8BEN-E (or other applicable or successor form) certifying your entitlement for the reduced rate.
Under applicable Treasury Regulations, the applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty and do not timely provide the applicable withholding agent with such documentation, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below under “- Backup Withholding and Information Reporting” and “- Foreign Account
Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable or successor form) properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.
Gain on Sale or Other Taxable Disposition of Our Common Stock
Subject to the discussions below in “- Backup Withholding and Information Reporting” and “- Foreign Account
Tax Compliance Act (FATCA),” you generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);
•you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or
•our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a
“United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock, unless our common stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding common stock (directly, indirectly or constructively), at all times, during the shorter of the five-year period ending on the date of the taxable disposition or your holding period for our common stock.
We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our U.S. and worldwide real property plus our other business assets, there can be no assurance that we currently are not a USRPHC or will not become a USRPHC in the future. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or you hold, or are treated as holding, more than 5% of our outstanding common stock
(directly, indirectly or constructively) during the applicable testing period, you will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our common stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a USRPHC.
If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a
30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-
U.S. holder described in the second bullet above, you will be subject to tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.
source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, the amount of dividends paid to you, your name and address and the amount of tax withheld, if any, must be reported annually to the IRS. A similar report is required to be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends on or of proceeds from the disposition of our common stock made to you may also be subject to backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to you, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person or you otherwise establish an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which you reside or are established.
Backup withholding is not an additional tax. If withholding results in an overpayment of U.S. federal taxes, a refund or credit against your U.S. federal income tax liability may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act (FATCA)
The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a
U.S. federal withholding tax of 30% on dividends on and, subject to the discussion of certain proposed Treasury
Regulations below, the gross proceeds from a sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the potential application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The Treasury Secretary has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our common stock. In the preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.
The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of owning and holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Wells Fargo Securities, LLC and Mizuho Securities USA LLC are acting as joint book-running managers for the offering and as representatives of the underwriters. We have entered into an underwriting agreement with Wells Fargo Securities, LLC and Mizuho Securities USA LLC on behalf of the underwriters.
Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Wells Fargo Securities, LLC .................................................................................
Mizuho Securities USA LLC ................................................................................
Canaccord Genuity LLC .......................................................................................
Raymond James & Associates, Inc. ......................................................................
Total ......................................................................................................................
The underwriters are committed to purchase all the common stock offered by us if they purchase any shares.
The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-
defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in
excess of $           per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to           additional shares of common stock from us. The
underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the
underwriters to us per share of common stock. The underwriting fee is $      per share. The following table shows the
per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by the Company
	No Exercise	Full Exercise
Per share .............................................................................................	$	$
Total ...................................................................................................	$	$
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be
approximately $               .
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders.

Internet distributions will be allocated by the representative of underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that, during the period commencing on and including the date of this prospectus supplement and continuing through and including the 90th day following the date of this prospectus supplement, we will not, directly or indirectly, without the prior written consent of the representatives of the underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) our shares of common stock to be sold in this offering; (B) any shares of our common stock issued by us upon the exercise of an option or warrant, the settlement of any restricted stock unit or the conversion of a convertible security outstanding on the date of this prospectus and referred to in this prospectus supplement or the accompanying prospectus; (C) any shares of our common stock issued, options to purchase our common stock granted, or restricted stock units granted by us pursuant to our existing employee benefit plans referred to in this prospectus supplement or the accompanying prospectus; (D) any shares of our common stock issued by us pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement or the accompanying prospectus; (E) the filing by us of any registration statement on Form S-8 or a successor form thereto; or (F) issuance of our common stock or related securities in connection with any merger, joint venture, strategic alliances, commercial, lending or other collaborative or strategic transaction, or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of our common stock or securities convertible into or exercisable for common stock (on an as-converted or as-exercised basis, as the case may be) that we may sell or issue or agree to sell or issue pursuant to this clause (F)
shall not exceed 5% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering (determined on a fully-diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof), and provided, further, that (i) each newly appointed director or executive officer that is a recipient of any such shares of common stock or securities issued pursuant to clauses (C)
or (D) and (ii) the recipient of any such shares of common stock or securities issued pursuant to clause (E) during the 90-day restricted period described above, shall enter into a lock‑up agreement with the underwriters.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, during the period beginning on the date of the lock-up agreement and ending on the date that is 90 days from the date of the underwriting agreement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the representatives of the underwriters, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired by the lock-up party or with respect to which the lock-up party has or hereafter acquires the power of disposition (collectively, the “lock-up securities”), or exercise any right with respect to the registration of any of the lock-up securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, (ii) enter into any hedging, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the lock-up securities, whether any such hedging, swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.
Notwithstanding the foregoing, and subject to the conditions below, the lock-up parties may transfer lock-up securities without the prior written consent of the representatives of the underwriters, provided, in each case, that
(1) the representatives of the underwriters receive signed lock-up agreements for the balance of the restricted period from each donee, trustee, distributee, or transferee, as the case may be (other than in connection with clauses (vii)
and (viii) below), (2) any such transfer shall not involve a disposition for value (other than in connection with clauses (vii) and (viii) below), (3) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act) (other than a required filing on Form 4 or Form 5 in connection with clauses  (vi) and (vii) below, provided that any such required filing shall indicate in the notes thereto that the filing relates to the circumstances set forth in such clauses), and (4) the lock-up party does not otherwise voluntarily effect any public filing or report regarding such transfers: (i) as bona fide gift(s) or charitable contribution(s); (ii) for bona fide estate planning purposes or to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party (for purposes of the lock-up agreements, “immediate family” shall mean any relationship by blood, marriage, domestic partner or adoption, not more remote than first cousin); (iii) as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation; (iv) to the lock-up party’s immediate family members or to any investment fund or other entity controlled or managed by the lock-up party; (v) pursuant to a qualified domestic relations order or in connection with a divorce settlement, divorce decree, separation agreement or other final order of a court or regulatory agency; (vi) by will or intestate succession upon the death of the lock-up party; (vii)(a) to us in satisfaction of any tax withholding or other remittance obligation through cashless surrender or (b) sales in an amount not to exceed $3,045,000 to cover the tax liability associated with settlement of restricted stock units that vest during the restricted period; or (viii) as part of a sale of the lock-up party’s lock-up securities acquired in open market transactions after the closing date of this offering.
Furthermore, no provision in the lock-up agreements shall be deemed to restrict or prohibit (1) the transfer of the lock-up party’s lock-up securities to us in connection with the termination of the lock-up party’s services to us or the lock-up party’s failure to meet any vesting conditions set out upon issuance of such securities, provided that any required filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1) and no public filing or report shall be voluntarily made; (2)(a) the transfers to us in connection with the exercise or settlement exercise of any option, warrant, restricted stock units or other equity awards, or exchange of any of the foregoing by the lock-up party, in each case for cash, on a “cashless” or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement (including the documents incorporated herein by reference) or (b) the transfer of shares of our common stock to us pursuant to a stock swap to exercise options held by the lock-up party; provided, however, in the case of either (a) or (b), that the shares of our common stock underlying such exercised or settled option, warrant, restricted stock unit or other award shall continue to be subject to the restrictions on transfer set forth in the lock-up letters, no public filing or report shall be voluntarily made and that any required filing under Section 16 of the Exchange Act made in connection with such exercise, exchange or stock swap shall clearly indicate in the footnotes thereto that (I) the filing relates to the circumstances described in this clause (2) and (II) no shares were sold by the reporting person to a third party; and (3) the transfer of lock-up securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of our company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the lock-up party shall remain subject to the restrictions on transfer set forth in the lock-up agreements with the underwriters. The lock-up agreements also permit the continued operation and amendment of existing Rule 10b5-1 trading plans, even if sales occur during the restricted period, and permit the establishment of new Rule 10b5-1 trading plans, provided that no sales of lock-up securities occur under such plans during the restricted period.
Wells Fargo Securities, LLC and Mizuho Securities USA LLC in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the
Securities Act.
Our common stock is listed on the Nasdaq Capital Market under the symbol “AXGN.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the
Nasdaq Capital Market, in the over-the-counter market or otherwise.
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Australia
This document:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001
(Cth) (the “Corporations Act”);
•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”),
as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt
Investors”).
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an
Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the
Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration
Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that
Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the
Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the
Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a
“qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant
State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and
Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong
Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of
Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial
Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial
Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of
Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
(b)to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-
based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’
rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in
Section 276(4)(c)(ii) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law;
(iv)as specified in Section 276(7) of the SFA; or
(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and
Securities-based Derivatives Contracts) Regulations 2018.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial
Services Act (“FinSA”):
(a)to any person which is a professional client as defined under the FinSA;
(b)to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint global coordinators/lead manager for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services
Ordinance, provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in
Switzerland.
Notice to Prospective Investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange
Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No
person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct

Authority and published in accordance with the UK Prospectus Regulation, except that the shares may be offered to the public in the United Kingdom at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the
UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or
(c)in any other circumstances falling within Section 86 of the FSMA;
provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus
Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the
United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus
Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or
(ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the
United Kingdom within the meaning of the Financial Services and Markets Act 2000, as amended.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Blue Chip Law, PLLC,
Tampa, Florida. The underwriters are being represented in connection with this offering by Cooley LLP, San
Francisco, California.
EXPERTS
The financial statements of Axogen, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus Supplement, and the effectiveness of Axogen, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC, including Axogen. The address of that website is http://www.sec.gov.
Our website address is www.axogeninc.com. General information about us, including our annual reports on
Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.axogeninc.com/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as part of this prospectus supplement.
We have filed with the SEC an automatic “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, as a
“well-known seasoned issuer” as defined in Rule 405 under the Securities Act with respect to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement is qualified in all respects by the exhibit to which the reference relates. You should refer to the actual documents for a more complete description of the relevant matters.
You may access a copy of the registration statement through the SEC’s website as provided above.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement and the accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February
26, 2025;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8,
2025, the quarter ended June 30, 2025, filed with the SEC on August 5, 2025, and the quarter ended
September 30, 2025, filed with the SEC on October 29, 2025;
•our Current Reports on Form 8-K filed with the SEC on April 7, 2025, May 8, 2025 (other than the information furnished pursuant to Item 2.02 and Exhibit 99.1), June 20, 2025, December 4, 2025 (other than information furnished pursuant to Item 7.01 and Exhibit 99.1),  and December 5, 2025; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the
SEC on August 6, 2013, including any amendment or report filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement and the accompanying prospectus.
We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement and the accompanying prospectus. You may request a copy of these filings by writing us at Investor Relations, c/o Axogen, Inc., 13631 Progress Boulevard, Suite 400, Alachua,
Florida 32615. Our telephone number is (386) 462-6800.
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants

We may, from time to time, offer and sell any combination of the securities identified above in one or more offerings, in one or more classes or series, separately or together, and in amounts, at prices and on terms that we will determine at the time of the offering.
This prospectus provides you with a general description of the securities. We may also offer common stock or preferred stock on conversion of debt securities, common stock on conversion of preferred stock, or common stock, preferred stock, or debt securities on exercise of warrants.
Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in any of the securities being offered.
The common stock, preferred stock, debt securities and warrants may be offered in amounts, at prices and on terms determined at the time of the offering, on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See the section of this prospectus entitled “Plan of Distribution” for more information. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The prospectus supplement will also disclose the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE THE “RISK FACTORS” SECTION
BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE
PROSPECTUS SUPPLEMENT, IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, IN OUR SUBSEQUENT
QUARTERLY REPORTS ON FORM 10-Q AND IN THE DOCUMENTS INCORPORATED BY REFERENCED HEREIN
AND THEREIN.
Our common stock is listed on the Nasdaq Capital Market under the symbol “AXGN.” On January 20, 2026, the reported last sale price of our common stock on the Nasdaq Capital Market was $31.87 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION
HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 21, 2026

i

Page
About this Prospectus .......................................................................................................................................	1
Cautionary Note Regarding Forward-Looking Statements ..............................................................................	2
The Company ....................................................................................................................................................	3
Risk Factors ......................................................................................................................................................	5
Use of Proceeds .................................................................................................................................................	6
Description of Capital Stock .............................................................................................................................	7
Description of Debt Securities ..........................................................................................................................	10
Description of Warrants ....................................................................................................................................	18
Global Securities ...............................................................................................................................................	20
Plan of Distribution ...........................................................................................................................................	23
Legal Matters ....................................................................................................................................................	26
Experts ..............................................................................................................................................................	26
Where You Can Find Additional Information ..................................................................................................	26
Incorporation by Reference ...............................................................................................................................	27

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and
Exchange Commission (the “SEC”), using a shelf registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, from time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to this registration statement. This prospectus provides you with a general description of the securities we may offer.
Each time that we offer and sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectuses may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, together with the additional information described under the heading “Where You Can Find More
Information.”
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement or related free writing prospectus, our business, financial condition, results of operations and prospects may have changed.
We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.
Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” or the “Company”
refer to Axogen, Inc. and its wholly owned subsidiaries, Axogen Corporation, Axogen Processing Corporation,
Axogen Europe GmbH and Axogen Germany GmbH.
“Axogen,” the Axogen logo and other trademarks, trade names or service marks of Axogen, Inc. appearing in this prospectus are the property of Axogen, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference into this prospectus, contains forward-
looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities
Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,”
“anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” or the negative of such terms and similar expressions that do not relate solely to historical matters. We have based these forward-looking statements on our current expectations and projections about future events.
Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These statements are only predictions based on our current expectations and projections about future events and speak only as of the date of this prospectus. We believe the expectations reflected in the forward-looking statements are reasonable, but we cannot guarantee future results, level of activity, performance or achievements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for
the fiscal year ended December 31, 2024 and documents we have filed with the SEC thereafter. We maintain a website at www.axogeninc.com that makes available, through a link to the SEC’s EDGAR system website, our SEC filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations, except as required by law.
You should carefully read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, and with the understanding that our actual future results may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
Axogen is the leading company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries. We provide innovative, clinically proven, and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Our platform for peripheral nerve repair features a comprehensive portfolio of products, including:
•Avance® (acellular nerve allograft-arwx), an acellular nerve scaffold for the treatment of adult and pediatric patients aged one month or older with sensory, mixed and motor peripheral nerve discontinuities;
(“Avance”)
•Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site (“Avance Nerve
Graft” and together with Avance, the “Avance Products”);
•Axoguard Nerve Connector®, a porcine (pig) submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed peripheral nerves (“Axoguard Nerve Connector”);
•Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while minimizing soft tissue attachments
(“Axoguard Nerve Protector”);
•Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries (“Axogen HA+ Nerve Protector”);
•Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma (“Axoguard Nerve Cap”); and
•Avive+ Soft Tissue Matrix™, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue healing (“Avive+ Soft Tissue Matrix”).
On June 24, 2024, we announced the launch of Avive+ Soft Tissue Matrix. Avive+ Soft Tissue Matrix is
processed and distributed in accordance with U.S. Food and Drug Administration (“FDA”) requirements for Human
Cellular and Tissue-based Products (“HCT/P”) under the Code of Federal Regulations (“CFR”) Title 21 (“21 CFR”)
Part 1271 regulations and U.S. PHS regulations as a Section 361 human tissue product. Products regulated solely under Section 361 of the Public Health Service Act (“PHS Act”) are a product category under close scrutiny by the
FDA for compliance with the regulatory requirements and are potentially subject to regulatory change in the future.
On December 3, 2025, the FDA approved Axogen’s Biologics License Application for Avance (“BLA”). In
alignment with prior agreements with the FDA, Axogen will transition Avance Products from a human tissue product under Section 361 of the PHS Act (“361 HCT/P”) to a licensed biologic product under Section 351 of the
PHS Act. Products that began manufacturing prior to the BLA approval will continue to be distributed as a 361
HCT/P under 21 CFR Part 1271 requirements. Per the agreed upon transition plan with the FDA, this product may remain in the supply chain until its labeled expiration date. Production of Avance under BLA standards began following BLA approval.
Our portfolio of products is currently available in the United States, Canada, Germany, the United Kingdom,
Spain and several other countries.

Revenue from the distribution of Avance Nerve Graft, Axoguard Nerve Connector, Axoguard Nerve Protector,
Axoguard HA+ Nerve Protector, Axoguard Nerve Cap and Avive+ Soft Tissue Matrix in the U.S. is the main contributor to our total reported sales and have been the key component of our growth to date.
Nerves can be damaged in several ways. When a nerve is cut due to a traumatic injury or inadvertently during a surgical procedure, functionality of the nerve may be compromised, causing the nerve to no longer carry the signals to and from the brain to the muscles and skin, thereby reducing or eliminating functionality. The loss of function can impact a person’s ability to work and perform daily tasks, to properly be aware and respond to their environment
(e.g., heat, cold or other dangers), and could negatively impact their ability to experience and enjoy life.
Nerve damage or transection of the type described above generally requires a surgical repair. Traditionally, the standard has been to either suture the nerve ends together directly without tension or to bridge the gap between the nerve ends with a less important nerve surgically removed from elsewhere in the patient’s own body, referred to as a nerve autograft. More recently, synthetic or collagen conduits have been used for the repair of short gaps. Nerves that are not repaired or heal abnormally may result in a permanent loss of motor and/or sensory function.
Additionally, abnormal healing can form a neuroma that may send altered signals to the brain resulting in the sensation of pain. This abnormal section of the nerve can, under certain circumstances, be surgically removed and the nerve can be managed by capping, burying, or surgically repairing the nerve.
In addition, compression on a nerve, blunt force trauma or other physical irritations to a nerve can cause nerve damage that may alter the signal conduction of the nerve, resulting in pain, and may, in some instances, require surgical intervention to address the resulting nerve compression. Finally, when a patient undergoes a mastectomy due to breast cancer or prophylactically due to a genetic predisposition for breast cancer, the nerves are cut to allow the removal of the breast tissue. This can result in a loss of sensation, the potential risk of a symptomatic neuroma, and could negatively impact the patient’s quality of life. When a patient chooses a breast reconstruction after a mastectomy, sensation and quality of life can, in certain cases, be returned through surgical nerve repair.
To improve the options available for the surgical repair and regeneration of peripheral nerves, we have developed and licensed regenerative medicine technologies. Our innovative approach to regenerative medicine has resulted in first-in-class products that we believe are redefining the peripheral nerve repair market. Our products are used by surgeons during surgical interventions to repair a wide variety of physical nerve damage throughout the body, which can range from a simple laceration of a finger to a complex brachial plexus injury (an injury to the network of nerves that control the movement and sensation of the shoulder, arm, and hand) as well as nerve injuries caused by dental, orthopedic, and other surgical procedures.
Axogen, Inc. was incorporated under the laws of the State of Minnesota in 1977. Our principal offices are located at 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615. Our telephone number is (386) 462-6800.
We have three wholly owned subsidiaries, Axogen Corporation, a Delaware corporation, Axogen Processing
Corporation, a Delaware corporation, and Axogen Europe GmbH, a limited liability corporation with its corporate seat in Vienna, Austria. Our web address is www.axogeninc.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement. We have included our website in this prospectus solely as an inactive textual reference.
Our reports that have been filed with the SEC are available on our website free of charge, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of this prospectus and the applicable prospectus supplement may also be obtained without charge electronically or by paper by contacting
Investor Relations, c/o Axogen, Inc., 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615 or by calling
(386) 462-6800.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual
Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Although we have tried to discuss key factors, please be aware that the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking
Statements” in this prospectus. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement or any related free writing prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby.
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including working capital and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. The following summary describes our capital stock and the material provisions of our amended and restated articles of incorporation (the “Articles”) and our amended and restated bylaws (the “Bylaws”) and of the Minnesota Business Corporation Act (the “MBCA”). Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to the Articles and the Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Under our Articles, we are authorized to issue up to 100,000,000 shares, $0.01 par value per share, which may be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that our board of directors may from time to time establish, fix and determine consistent with the Articles and as permitted by applicable law. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock.
As of September 30, 2025, we had 46,117,283 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our Articles and our Bylaws.
Common Stock
The holders of shares of our common stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors of the Company, (ii) are entitled to share ratably in all assets available for distribution to holders of shares of common stock upon liquidation, dissolution or winding up of our affairs, (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto, and (iv) are entitled to one vote per share on all matters that shareholders may vote on at all meetings of shareholders. Except as otherwise required by statute, the Articles or the
Bylaws, all matters are decided by a majority vote of the number of shares entitled to vote at the time of the vote.
Preferred Stock
Under our Articles, we are authorized to issue up to 100,000,000 shares, $0.01 par value per share, which may be divisible into the classes and series, have the designations, voting rights, and other rights and preferences and be subject to the restrictions that our board of directors may from time to time establish, fix and determine consistent with the Articles and as permitted by applicable law. Our board of directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding and not above the number of shares of that series authorized, without any further vote or action by our shareholders.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.
Stock Options and Restricted Stock Units
As of September 30, 2025, we had outstanding (i) stock options to purchase an aggregate of 2,682,410 shares of our common stock, with a weighted-average exercise price of $10.91 per share, under our 2019 Amended and
Restated Long-Term Incentive Plan, (ii) 2,395,261 shares of our common stock issuable upon settlement of outstanding restricted stock units and (iii) 3,052,331 of our common stock issuable upon settlement of outstanding performance-based restricted stock units assuming maximum performance is achieved.

Other Convertible Securities
As of the date hereof, other than the outstanding stock options, restricted stock units and performance-based restricted stock units, we do not have any outstanding convertible securities.
Anti-Takeover Provisions under Minnesota Law
We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the MBCA. These
provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their common stock at a premium over the market price.
In general, Section 302A.671 of the MBCA provides that a corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.
In general, Section 302A.673 of the MBCA prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock. Section 302A.673 does not apply if a committee of our board of directors consisting of all of its disinterested directors (excluding current and former officers) approves the proposed transaction or the interested shareholder’s acquisition of shares before the interested shareholder becomes an interested shareholder.
If a tender offer is made for our common stock, Section 302A.675 of the MBCA precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the tender offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of our board of directors consisting of all of its disinterested directors (excluding its current and former officers) approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer.
Anti-takeover Effects of Provisions of Articles and Bylaws
Our Articles and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team or changes in our board of directors or our governance or policy, including the following:
•Board Vacancies. Our Bylaws and Articles authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors, and the number of directors must range between seven and 11 directors. These provisions prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at (i) our annual meeting of shareholders or
(ii) any special meeting of the shareholders called for the purpose of electing directors. Our Bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders or at a special meeting of shareholders called for the purpose of electing directors. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.
•Shareholder Action; Special Meetings of Shareholders. Any action which might be taken at a meeting of the shareholders may be taken without a meeting only if done in writing and signed by all of the shareholders entitled to vote on that action. Furthermore, special meetings of the shareholders may be held at any time and for any purpose and may only be called by the President, Treasurer, any two (2) or more directors or by one (1) or more shareholders holding ten percent (10%) or more of the shares entitled to vote on the matters to be presented at the meeting. These provisions might delay the ability of our shareholders to force consideration of a proposal or for shareholders to take any action, including the removal of directors.
•No Cumulative Voting. The MBCA provides that shareholders are entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our Articles and Bylaws do not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. Our board of directors have the authority, without further action by the shareholders, to issue up to the amount of shares authorized under the Articles, of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
Exchange Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “AXGN.”
Limitations of Liability and Indemnification Matters
For a discussion of liability and indemnification, see the section titled “Indemnification of Directors and
Officers.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of our debt securities and related guarantees, if any.
When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete.
The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
Unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations of the Company. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions),
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,
•any limit on the aggregate principal amount of the debt securities,
•the date or dates on which the principal on the debt securities is payable,
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,
•the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities,

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,
•whether the debt securities will be issued in bearer or registered form and, if the latter, whether they will be issued in the form of certificated debt securities or global debt securities,
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,
•the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,
•the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,
•if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,
•the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,
•any provisions relating to any security provided for the debt securities or for any guarantees,
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,
•a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities,
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,
•any provisions relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

•whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof,
•whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,
•whether any underwriter(s) will act as market maker(s) for the debt securities, and
•the extent to which a secondary market for the debt securities is expected to develop.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The
Depository Trust Company, New York, New York, as depositary (the “Depositary” or “DTC”), or a nominee of the
Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities, unless the transaction was structured to include a consolidation, merger or sale of assets governed by the covenant set forth below under “—Consolidation, Merger and Sale of Assets.”

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•we are the surviving entity or the successor person (if other than us) is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the indenture,
•immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing, and
•certain other conditions set forth in the indenture are met.
Events of Default
“Event of Default” means, with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days,
•default in the payment of principal of any debt security of that series at its maturity, upon acceleration, redemption or otherwise,
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than
33% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture,
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company, and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series, and
•the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or Event of Default within 90 days after knowledge of its occurrence. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment of principal or interest on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, omission, defect or inconsistency,
•to comply with the covenant in the indenture described above under the heading “—Consolidation, Merger and Sale of Assets,”
•to add any additional Events of Default,
•to add covenants for the benefit of the holders of debt securities of any series or to surrender any of our rights or powers under the indenture,

•to add one or more guarantees for the benefit of the holders of debt securities of any series or release one or more guarantees in accordance with the indenture,
•to add collateral security with respect to debt securities of any series,
•to add or appoint a successor or separate trustee or other agent,
•to provide for the issuance of any series of debt securities or additional debt securities of such series and establish the form and terms thereof  as permitted by the indenture,
•to comply with any requirements in connection with the qualification of the indenture under the Trust
Indenture Act of 1939, as amended (the “Trust Indenture Act”),
•to comply with the rules of any applicable securities depositary,
•to provide for uncertificated securities in addition to or in place of certificated securities, provided, however, that the uncertificated securities are issued in registered form for purposes of Section 163(f) of the
Code,
•to conform the provisions of the indenture to the “Description of Notes,” “Description of Debt Securities”
and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the applicable series of debt securities,
•to make changes applicable only to other series of debt securities, or
•to make any change that does not adversely affect the rights of any holder of debt securities of such series.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•change the stated Maturity of the principal of, or installment of interest on, any debt security,
• reduce the principal amount of, or the rate of interest on, any debt security,
•reduce any premium payable on the redemption or required repurchase of any debt security or change the date on which any debt security may or must be redeemed, repaid or required to be repurchased,
•change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable,
•impair the right of any holder to institute suit for the enforcement of any payment on or after the stated
maturity of any debt security,
•reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions,
•reduce the requirements for quorum or voting by holders in the indenture or the debt securities,
•modify any of the provisions of the indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby, or
•modify any of the above provisions of this paragraph.
The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture provides that we may at any time terminate (i) all of our obligations under a series of debt securities and the indenture as it relates to such series of debt securities (“legal defeasance option”) or (ii) our obligations under certain covenants set forth in the indenture (other than the covenant to make payments on the debt securities), and we may omit to comply with such covenants without creating an Event of Default (“covenant defeasance option”). If the Company exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an Event of Default resulting from failure to comply with the applicable covenants and from certain events of bankruptcy, insolvency or reorganization.
The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of debt securities only if, among other things:
•the Company irrevocably deposits or causes to be deposited in trust with the trustee money or U.S.
Government Obligations (as defined in the indenture) in such amounts as shall be sufficient to pay principal and interest when due on all outstanding debt securities of such series to maturity or redemption, as the case may be,
•the Company delivers to the trustee a certificate from a nationally recognized firm of independent accountants or valuation consultants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall be sufficient to pay principal and interest when due on all outstanding debt securities of such series to maturity or redemption, and
•the Company shall have delivered to the trustee an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred,  which opinion, in the case of the legal defeasance option, must be based on a ruling of the
Internal Revenue Service, or a change in the applicable federal income tax law.
Regarding the Trustee
The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
No Personal Liability of Directors, Officers, Employees or Shareholders
None of our past, present or future directors, officers, employees or shareholders (other than the Company), as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the title of such warrants;
•the aggregate number of such warrants;
• the price or prices at which such warrants will be issued;
•the currency or currencies in which the price of such warrants will be payable;
•the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
• the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
• if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
• provision for changes to or adjustments in the exercise price of such warrants, if any;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of any material United States Federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;

•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Axogen.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal of, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
•a limited-purpose trust company organized under the New York Banking Law,
•a “banking organization” within the meaning of the New York Banking Law,
•a member of the Federal Reserve System,
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The
Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities
Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’
records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases.
However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede &
Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and, if applicable, the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.
Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, or such shorter time as may be satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.
Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and, if applicable, the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the
Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,
•we determine, in our sole discretion, not to have such securities represented by one or more global securities, or

•an event of default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information. This information has been provided solely as a matter of convenience. The rules and procedures of
DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over DTC and none of us takes any responsibility for its activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, it is not under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing its operations.

PLAN OF DISTRIBUTION
General
We may sell the securities offered through this prospectus in any one or more of the following ways:
•through underwriters or dealers;
•through agents;
•directly to purchasers;
•in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or
•through a combination of any of these methods of sale.
We may sell the equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;
•sell securities short and redeliver such securities to close out our short positions;
•enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or
•loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.
The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any commissions paid to agents.
Market Making and Stabilization
There is no established trading market for any security other than our common stock, which is listed on the
Nasdaq Capital Market under the symbol “AXGN.” The securities described in this prospectus may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement.
If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice.
Therefore, we cannot assure you as to whether an active trading market will develop for the securities.
If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market.
Underwriters and Agents
If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Dealers
If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Subscription Offerings
We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Underwriting Compensation
We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to
SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS
The validity of the securities offered in this prospectus is being passed upon for us by Blue Chip Law, PLLC,
Tampa, Florida. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Axogen, Inc., incorporated by reference in this Prospectus, and the effectiveness of
Axogen, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC, including Axogen. The address of that website is http://www.sec.gov.
Our website address is www.axogeninc.com. General information about us, including our annual reports on
Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.axogeninc.com/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.
We have filed with the SEC an automatic “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February
26, 2025;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8,
2025, the quarter ended June 30, 2025, filed with the SEC on August 5, 2025, and the quarter ended
September 30, 2025, filed with the SEC on October 29, 2025;
•our Current Reports on Form 8-K filed with the SEC on April 7, 2025, May 8, 2025 (other than the information furnished pursuant to Item 2.02 and Exhibit 99.1), June 20, 2025, December 4, 2025 (other than information furnished pursuant to Item 7.01 and Exhibit 99.1),  and December 5, 2025; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the
SEC on August 6, 2013, including any amendment or report filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any
Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings by writing us at
Investor Relations, c/o Axogen, Inc., 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615. Our telephone number is (386) 462-6800.
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

$85,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Wells Fargo Securities	Mizuho

Canaccord Genuity	Raymond James
January        , 2026